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                                                                    EXHIBIT 4.55

                                 LOAN AGREEMENT

This Loan Agreement (the "Agreement") is entered into as of ________ by the following parties.

PARTY A: ____
Registration Address:

PARTY B: ____
         Sex:
         ID No.:

WHEREAS,

1. PARTY A is a wholly foreign-owned enterprise incorporated in the People's Republic of China (the "PRC");

2. PARTY B is the citizen of the PRC who owns ____ percent (____%) of the equity interests of ____ (the "COMPANY")] which has its registered office in ____;

3. PARTY A provided an interest-free loan RMB ____ to Party B (Party B as the "BORROWER"), solely for the Borrower to acquire ____ percent (____%) of the registered capital in the Company.

NOW THEREFORE, All parties agree as follows:

1. PRINCIPAL OF THE LOAN. Party A agrees to provide a loan to the Borrower with the principal as RMB ____ in accordance with the terms and conditions set forth in this Agreement. The Borrower shall only use the loan for its equity acquisition of the Company.

2. CONFIRMATION. The Borrower confirms that it has obtained the total amount of the Loan and has invested it into the Company for the acquisition of ____ percent (____%) of the registered capital of the Company.

3. TERM. The Term of such loan starts from the date that the Borrower received the loan until ten (10) years after signing this Agreement and could be extended upon the written agreement of the parties through negotiations. During the term or extended term of such a loan, Party A may accelerate the loan repayment, if any of the following events occurs:

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     (a)  The Borrower quits or is dismissed by Party A or its affiliates;

     (b) The Borrower dies or becomes a person without capacity or with limited capacity for civil acts;

     (c)  The Borrower commits a crime or is involved in a crime;

     (d) Party A has given a written notice to the Borrower and exercised its right of purchase in accordance with the terms under the Exclusive Equity Purchase Option Agreement speculated in Article 4 of this agreement.

     Without Party A's prior written consent, the Borrower shall not prepay all or any part of the Loan.

4. METHOD OF REPAYMENT. The repayment of the Loan under this Agreement are payable in cash or in other form or manner as agreed in writing by Party A and as permitted under the laws of the PRC including but not limited to by way of transfer to Party A or a third party designated by Party A at its sole discretion all or part of the Equity Interest in the Company held by the Borrower ("EQUITY INTEREST" as defined in the Exclusive Equity Purchase Option Agreement (the "EXCLUSIVE EQUITY PURCHASE OPTION AGREEMENT") to be executed and delivered by the Borrower on the even date herewith) at a purchase price in accordance with the Exclusive Equity Purchase Option Agreement.

5.   INTEREST-FREE.

5.1 The parties agree and confirm that this loan is an interest-free loan except for in cases as provided in Article 5.2 of this Agreement.

5.2 If Party A exercises its Purchase Right (as defined in the Exclusive Equity Purchase Option Agreement ) in accordance with the Exclusive Equity Purchase Option Agreement, on condition that the amount of the purchase price for the Equity Interests which Party A or its designee has to pay to the Borrower shall exceed the principal of the Loan due to the legal requirement or other reasons, to the extent permitted by PRC laws, the Borrower shall pay all proceeds it received from the transfer of the equity back to Party A or any person appointed by Party A to pay off the loan under this agreement, and any amount in excess of the principal of the Loan shall be regarded as an interests of the loan or the capital use cost.

6. SECURITY. Repayment of the Loan shall be secured by a pledge of any and all equity interest in the Company as from time to time held by the Borrower as set out in an equity pledge agreement (the "EQUITY PLEDGE AGREEMENT") executed and delivered by the Borrower on ________. The Borrower shall execute and deliver such further documents and instruments and shall take such

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     other further actions as may be required or appropriate to carry out the intent and purposes of this Article 6. The Borrower shall not dispose any of its equity interest in the Company as set out in the Equity Pledge Agreement in any manner without the prior consent of Party A, notwithstanding any contradicting provisions in any other agreements between the Borrower and Party A.

7. EVENT OF DEFAULT AND REMEDIES. Any one of the following occurrences shall constitute an "EVENT OF DEFAULT" under this Agreement:

     (a) The Borrower fails to repay the Loan hereunder when due in accordance with Articles 1 and 3 above;

     (b) The Borrower becomes insolvent or bankrupt, commits any act of bankruptcy, generally fails to pay its debts as it become due, becomes the subject of any proceedings or actions of any regulatory agency or any court, or makes an assignment for the benefit of its creditors, or enters into any agreement for the composition, extension, or readjustment of all or substantially all of her obligations;

     (c) The Borrower fails to comply with any covenant contained in this Agreement and does not cure such failure within fifteen (15) days after receiving written notice thereof; or

     (d)  An event of default occurs under the Equity Pledge Agreement.

Upon the occurrence of any Event of Default hereunder, the entire or part of the Loan shall, at the sole option of Party A and without notice or demand of any kind to the Borrower or any other person, immediately become due and payable, and Party A may pursue all remedies available under this Agreement, the Equity Pledge Agreement, and as available under law including but not limited to action against the pledged equity and seeking immediate repayment of the Loan in cash or, at Party A' s sole discretion, in any other form or manner in accordance with Article 3 above. Without prejudice to the rights of Party A under the immediately preceding sentence, the Borrower undertakes to indemnify Party A against any actions, charges, claims, costs, damages, demands, expenses, liabilities, losses and proceedings which Party A may sustain or incur as a consequence of the occurrence of any Event of Default hereunder.

8. PARTY A's RIGHTS. No single or partial exercise of any power hereunder or under the Equity Pledge Agreement shall preclude other or further exercises thereof or the exercise of any other power granted hereunder or under the Equity Pledge Agreement. Party A shall at all times have the right to proceed against any portion of the security for this Agreement in such order and in such manner as Party A may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of Party A in exercising any right hereunder or under

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     the Equity Pledge Agreement shall not operate as a waiver of such right, or of any other right under this Agreement or the Equity Pledge Agreement.

9. SUCCESSORS. This Agreement shall inure to the benefit of Party A and its successors and assigns. The obligations of the Borrower hereunder or under the Equity Pledge Agreement shall not be assignable.

10. CONFLICTING AGREEMENTS. In the event of any inconsistencies between the terms of this Agreement and the terms of any other document related to the loan evidenced by the Agreement, the terms of this Agreement shall prevail provided, however, that nothing in this Agreement is meant to supercede or limit any of the rights of Party A under any restricted share purchase option agreement, or similar agreement including, but not limited to, rights of repurchase in favor of Party A.

11. SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegality or unenforceable in any other jurisdiction. The Parties shall, through fairly consultation, make reasonable efforts to replace those invalid, illegal or non-enforceable provisions with valid provisions that may bring the similar economic effects with the effects caused by those invalid, illegal or non-enforceable provisions.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the PRC.

13. ARBITRATION. If the parties hereto are unable to settle any dispute arising from or in connection with the provisions of this Agreement through mediation, any party hereto can submit the dispute for final and binding arbitration to the China International Economic and Trade Arbitration Commission ("CIETAC") in Shanghai for arbitration before a panel of three
     (3) arbitrators pursuant to the then-valid arbitration rules of CIETAC.

[No text below]

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[Signature Page]

PARTY A: ____

Legal Representative/Authorized Representative:
                                               ---------------------------------

Seal:



PARTY B: ____

Signature: